EXHIBIT 99.1

j2 Reports Record Q2 2013 Results; Cloud, Media and
Intellectual Property Businesses Generate Strong Returns

Announces Eighth Consecutive Quarterly Dividend Increase

LOS ANGELES --- j2 Global, Inc. (NASDAQGS:JCOM) today reported financial results for the second quarter ended June 30, 2013, and announced that its Board of Directors has declared an increased quarterly cash dividend of $0.2475 per share.

•	Record Quarter revenues of $141.4 million (58% increase versus Q2 2012)
•	Record Quarterly Free Cash Flow(4) of $66.2 million (45.2% increase versus Q2 2012)
•	Record Quarterly EBITDA(3) of $66.4 million (39.8% increase versus Q2 2012)
•	Record Quarterly Non-GAAP Earnings Per Diluted Share(1) (2) of $0.83 (18.6% increase versus Q2 2012)
•	Record Quarterly Earnings Per Diluted Share of $0.77 (14.9% increase versus Q2 2012)
•	Record Quarterly Low Cancel Rate(5) of 2.21% (versus 2.3% for Q2 2012)

SECOND QUARTER 2013 RESULTS

Quarterly revenues increased 58% to a record $141.4 million compared to $89.5 million for Q2 2012.  Exclusive of the impact of a single $27 million patent license agreement secured during the quarter(6), $12.6 million of which was immediately recognized as revenue during the quarter as allocable to past damages, quarterly revenues increased 43.9% to $128.8 million which is also a record. Exclusive of the single patent license, these results were driven primarily by our entry into the digital media space during Q4 2012, 43% revenue growth in our digital media business since Q1 2013 and 7.5% growth in our Business Cloud Services versus the year ago quarter.

Earnings per diluted share for the quarter increased 14.9% to a record $0.77 compared to $0.67 for Q2 2012.  Non GAAP earnings per diluted share(1)(2) for the quarter increased 18.6% to a record $0.83 compared to $0.70 for Q2 2012. j2 achieved these record results even though quarterly earnings per diluted share were impacted by $0.08 of interest expense not present in Q2 2012, $0.03 of Digital Media segment non-cash amortization expense and $0.02 of integration expense associated with j2’s acquisition of IGN Entertainment, Inc. (which integration expense is already excluded from the Non-GAAP results presented).

Quarterly EBITDA(3) increased 39.8% to a record $66.4 million compared to $47.5 million for Q2 2012.

Free cash flow(4) for the quarter increased 45.2% to a record $66.2 million compared to $45.6 million for Q2 2012.  Free cash flow for the six months ended June 30, 2013 increased 25.1% to a record $104.6 million compared to $83.6 million for the six months ended June 30, 2012.

Cancel rate(5) for the quarter was a record low 2.21% versus 2.3% for Q2 2012.

Net paid DIDs grew by approximately 34,000 during the quarter, and at quarter-end total net paid DIDs deployed reached an all-time high of 2.19 million.

j2 ended the quarter with approximately $353 million in cash and investments.

Key financial results for Q2 2013 versus Q2 2012 are set forth in the following table (in millions, except earnings per share). Reconciliations of non-GAAP earnings per diluted share, EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

	Q2 2013	Q2 2012	% Change
Revenues	$141.4 million	$89.5 million	58.0%
Earnings per Diluted Share(1)	$0.77	$0.67	14.9%
Non-GAAP Earnings per Diluted Share(1) (2)	$0.83	$0.70	18.6%
EBITDA(3)	$66.4 million	$47.5 million	39.8%
Free Cash Flow(4)	$66.2 million	$45.6 million	45.2%

“Our record-setting results were driven by record revenues within our cloud and digital media businesses and the largest quarterly contribution from our intellectual property program,” said Hemi Zucker, CEO of j2.  “These results are the clearest indication to date that our significant investments to diversify our cloud business, build a media business and create an intellectual property program are bearing financial returns commensurate with those significant investments.”

BUSINESS OUTLOOK

j2 is reaffirming its previously increased fiscal 2013 revenues estimate of between $510 and $535 million and its previously increased fiscal 2013 non-GAAP earnings per diluted share estimate of between $2.78 and $2.98.

It is j2’s expectation that the fourth quarter, because of contributions from its Digital Media business, will change from being its seasonally slowest revenue quarter to its seasonally strongest revenue quarter.

Non-GAAP earnings per diluted share for 2013 excludes acquisition-related integration costs of approximately $4 million and share-based compensation of between $11 and $12 million.

It is anticipated that the normalized tax rate for 2013 will be between 25% and 27%.

DIVIDEND

j2’s Board of Directors has approved its ninth consecutive quarterly cash dividend, in this case in the amount of $0.2475 per common share, which is a 3.1% increase versus last quarter’s dividend and a 12.5% increase versus the dividend paid in Q3 2012.  This is j2’s eighth consecutive quarterly dividend increase and represents a 24% increase versus its first quarterly dividend in September 2011.  The dividend will be paid on September 3, 2013 to all shareholders of record as of the close of business on August 19, 2013.  Future dividends will be subject to Board approval.

Notes:

(1)
The estimated GAAP effective tax rates were approximately 24.7% for Q2 2013 and 23.6% for Q2 2012.  The estimated Non-GAAP effective tax rates were approximately 25.8% for Q2 2013 and 24.1% for Q2 2012.

(2)
For Q2 2013, Non-GAAP earnings per diluted share excludes share-based compensation and certain acquisition-related integration costs, in each case net of tax, totaling $0.05. For Q2 2012, Non-GAAP earnings per diluted share excludes share-based compensation and related payroll taxes, and certain acquisition-related integration costs and gain on sale of an investment, in each case net of tax, totaling $0.03. Non-GAAP earnings per diluted share amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(3)
EBITDA is defined as earnings before interest and other expense, net; income tax expense; depreciation and amortization; and the items used to reconcile GAAP to Non-GAAP financial measures referred to in Note (2) above.  EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(4)
Free cash flow is defined as net cash provided by operating activities, less purchases of property, plant and equipment, plus excess tax benefit from share-based compensation. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

(5)
Cancel rate is defined as cancels related to individual customer DIDs with greater than four months of continuous service (continuous service includes customer DIDs administratively cancelled and reactivated within the same calendar month), and DIDs related to enterprise customers beginning with their first day of service. For the quarter, calculated monthly and expressed here as an average over the three months of the quarter. For the year, expressed as an average over the four quarters of the year.

(6)
Pursuant to the patent license agreement secured by j2 with Open Text during Q2 2013, j2 received a $27 million payment during the quarter.  Approximately $12.6 million of that amount was immediately recognized as revenue during the quarter as allocable to past damages, with the balance amortized into revenue through mid-2018.  The approximately $12.6 million in revenues associated with past damages impacted Q2 2013 earnings per diluted share by approximately $0.18, EBITDA by approximately $12.6 million and free cash flow by $27 million.  For more information on this patent license agreement please refer to j2’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2013.

About j2

j2 Global, Inc. (NASDAQGS:JCOM) provides Internet services through its two divisions: Business Cloud Services and Digital Media. The Business Cloud Services Division offers Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. It markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe® and Onebox® and operates a messaging network spanning 49 countries on six continents. The Digital Media Division consists of Ziff Davis Inc., which offers technology, gaming and lifestyle content through its digital properties which include PCMag.com, IGN.com, AskMen.com, Toolbox.com and others. Ziff Davis also operates NetShelter Powered by BuyerBase, an advanced digital ad targeting platform, and Ziff Davis B2B, a leading provider of research to enterprise buyers and leads to IT vendors. As of December 31, 2012, j2 had achieved 17 consecutive fiscal years of revenue growth.  For more information about j2, please visit www.j2global.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2013 financial performance.  These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and uncertainties include, among other items: ability to successfully diversify and grow our business, including both the Business Cloud Services and Digital Media Divisions; ability to identify, close and successfully integrate acquisitions; risks of geographic expansion; risks that markets we choose to enter fail to achieve desired levels of growth and profitability prospects; subscriber growth and retention; variability of revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding messaging and communications, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in j2’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2, refer to the 2012 Annual Report on Form 10-K filed by j2 on March 1, 2013, and the other reports filed by j2 from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release and particularly those contained in the “Business Outlook” portion regarding the Company’s expected fiscal 2013 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2013	2012

ASSETS
Cash and cash equivalents	$214,926	$218,680
Short-term investments	108,947	105,054
Accounts receivable,
net of allowances of $2,983 and $3,213, respectively	62,270	37,285
Prepaid expenses and other current assets	16,828	15,388
Deferred income taxes	4,045	1,092
Total current assets	407,016	377,499

Long-term investments	29,002	19,841
Property and equipment, net	28,453	19,599
Goodwill	433,940	407,825
Other purchased intangibles, net	198,666	165,316
Deferred income taxes	3,670	1,852
Other assets	3,132	3,238

TOTAL ASSETS	$1,103,879	$995,170

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$67,091	$39,874
Income taxes payable	2,060	3,004
Deferred revenue	34,891	30,493
Liability for uncertain tax positions	5,532	5,523
Deferred income taxes	4,018	33
Total current liabilities	113,592	78,927

Long-term debt	245,427	245,194
Liability for uncertain tax positions	35,657	32,155
Deferred income taxes	41,279	32,393
Deferred revenue	12,960	1,609
Other long-term liabilities	1,155	1,557
Mandatorily redeemable financial instrument	9,408	8,740
Total liabilities	459,478	400,575

Commitments and contingencies	—	—

Stockholders' Equity:
Preferred stock	—	—
Common stock	456	451
Additional paid-in capital	181,274	169,542
Retained earnings	460,880	424,790
Accumulated other comprehensive income (loss)	2,797	(88)
Total j2 Global, Inc. stockholder's equity	645,407	594,695
Noncontrolling interest	(1,006)	(100)
Total stockholders' equity	644,401	594,595

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,103,879	$995,170

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2013	2012	2013	2012

Revenues	$141,361	$89,465	$254,978	$176,117

Cost of revenues (including share-based compensation of $205 and $419 for the three and six months of 2013, respectively, and $192 and $434 for the three and six months of 2012, respectively)	22,679	16,187	42,914	32,051
Gross profit	118,682	73,278	212,064	144,066

Operating expenses:
Sales and marketing (including share-based compensation of $432 and $850 for the three and six months of 2013, respectively, and $352 and $727 for the three and six months of 2012, respectively)	35,213	13,860	64,851	28,720
Research, development and engineering (including share-based compensation of $102 and $208 for the three and six months of 2013, respectively, and $117 and $233 for the three and six months of 2012, respectively)	6,388	4,617	13,134	9,106
General and administrative (including share-based compensation of $1,596 and $3,206 for the three and six months of 2013, respectively, and $1,494 and $3,054 for the three and six months of 2012, respectively)	24,474	14,774	48,485	28,603

Total operating expenses	66,075	33,251	126,470	66,429

Income from operations	52,607	40,027	85,594	77,637
Interest and other (expense) income, net	(4,817)	809	(9,533)	90
Income before income taxes	47,790	40,836	76,061	77,727
Income tax expense	11,823	9,648	17,323	18,000
Net income	35,967	31,188	58,738	59,727
Less net loss attributable to noncontrolling interest	(73)	—	(224)	—
Net income attributable to j2 Global, Inc. common stockholders	$36,040	$31,188	$58,962	$59,727

Basic net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.78	$0.68	$1.28	$1.28

Diluted net income per common share:
Net income attributable to j2 Global, Inc. common stockholders	$0.77	$0.67	$1.26	$1.27

Basic weighted average shares outstanding	45,428,230	45,373,930	45,294,925	45,887,185

Diluted weighted average shares outstanding	46,018,245	45,569,564	45,881,465	46,203,491

j2 GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	SIX MONTHS ENDED JUNE 30,
	2013	2012

Cash flows from operating activities:
Net income	$58,738	$59,727
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	18,241	10,197
Accretion and amortization of discount and premium of investments	820	581
Amortization of financing costs and discounts	300	—
Share-based compensation	4,683	4,425
Excess tax benefit from share-based compensation	(1,581)	(1,107)
Provision for doubtful accounts	1,279	2,601
Deferred income taxes	(542)	(3,307)
Decrease (increase) in:
Accounts receivable	2,886	(1,313)
Prepaid expenses and other current assets	929	(425)
Other assets	487	(257)
(Decrease) increase in:
Accounts payable and accrued expenses	4,998	(2,142)
Income taxes payable	212	11,903
Deferred revenue	14,049	822
Liability for uncertain tax positions	3,512	3,590
Other liabilities	10	29
Net cash provided by operating activities	109,021	85,324

Cash flows from investing activities:
Maturity of certificate of deposit	31,120	—
Purchase of certificates of deposit	(13,861)	(9,157)
Sales of available-for-sale investments	67,261	55,061
Purchases of available-for-sale investments	(91,729)	(28,242)
Purchases of property and equipment	(5,989)	(2,790)
Purchases of intangible assets	(1,261)	(2,745)
Acquisition of businesses, net of cash received	(81,150)	(18,843)
Net cash used in investing activities	(95,609)	(6,716)

Cash flows from financing activities:
Debt issuance costs	(47)	(77)
Repurchases of common stock and restricted stock	(2,266)	(60,224)
Issuance of common stock under employee stock purchase plan	106	61
Exercise of stock options	6,524	2,991
Excess tax benefit from share-based compensation	1,581	1,107
Dividends paid	(21,762)	(19,901)
Net cash used in financing activities	(15,864)	(76,043)

Effect of exchange rate changes on cash and cash equivalents	(1,302)	949

Net (decrease) increase in cash and cash equivalents	(3,754)	3,514
Cash and cash equivalents at beginning of period	218,680	139,359
Cash and cash equivalents at end of period	$214,926	$142,873

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation expense and the associated payroll taxes; (2) elimination of certain acquisition and related exit costs; (3) elimination of gain on sale of certain investment and (4) elimination of income tax provision associated with share-based compensation and associated payroll taxes, certain acquisition and related exit costs and gain on sale of certain investment.

	THREE MONTHS ENDED JUNE 30, 2013				THREE MONTHS ENDED JUNE 30, 2012

			(2)				(3)
		(1)	Acquisition			(1)	Gain on
		Share-based	and Exit			Share-based	Sale of
	GAAP	Compensation	Costs	Non-GAAP	GAAP	Compensation	Investment	Non-GAAP

Revenues	$141,361	—	(1,348)	$140,013	$89,465	—	—	$89,465

Cost of revenues	22,679	(205)	—	22,474	16,187	(192)	—	15,995

Operating expenses:
Sales and marketing	35,213	(432)	(2,061)	32,720	13,860	(352)	—	13,508
Research, development and engineering	6,388	(102)	—	6,286	4,617	(117)	—	4,500
General and administrative	24,474	(1,596)	(1,270)	21,608	14,774	(1,500)	—	13,274

Interest and other (expense) income, net	(4,817)	—	—	(4,817)	809	—	(180)	629

Income tax provision (4)	11,823	779	843	13,445	9,648	710	(43)	10,315

Net income attributable to j2 Global, Inc. common stockholders	$36,040	1,556	1,140	$38,736	$31,188	1,451	(137)	$32,502

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$0.78	0.03	0.03	$0.84	$0.68	0.03	0.00	$0.71
Diluted	$0.77	0.03	0.02	$0.83	$0.67	0.03	0.00	$0.70

* The reconciliation of Net income per share from GAAP to Non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation expense and the associated payroll taxes; (2) elimination of certain acquisition and related exit costs; (3) elimination of gain on sale of certain investment and (4) elimination of income tax provision associated with share-based compensation and associated payroll taxes, certain acquisition and related exit costs and gain on sale of certain investment.

	SIX MONTHS ENDED JUNE 30, 2013				SIX MONTHS ENDED JUNE 30, 2012

			(2)				(2)	(3)
		(1)	Acquisition			(1)	Acquisition	Gain on
		Share-based	and Exit			Share-based	and Exit	Sale of
	GAAP	Compensation	Costs	Non-GAAP	GAAP	Compensation	Costs	Investment	Non-GAAP

Revenues	$254,978	—	(1,392)	$253,586	$176,117	—	—	—	$176,117

Cost of revenues	42,914	(419)	(88)	42,407	32,051	(434)	(6)	—	31,611

Operating expenses:
Sales and marketing	64,851	(850)	(3,053)	60,948	28,720	(727)	(90)	—	27,903
Research, development and engineering	13,134	(208)	(579)	12,347	9,106	(233)	(5)	—	8,868
General and administrative	48,485	(3,206)	(3,749)	41,530	28,603	(3,130)	(48)	—	25,425

Interest and other (expense) income, net	(9,533)	—	—	(9,533)	90	—	—	(180)	(90)

Income tax provision (4)	17,323	1,553	2,606	21,482	18,000	1,443	34	(43)	19,434

Net income attributable to j2 Global, Inc. common stockholders	$58,962	3,130	3,471	$65,563	$59,727	3,081	115	(137)	$62,786

Net income per share attributable to
j2 Global, Inc. common stockholders*:
Basic	$1.28	0.07	0.08	$1.42	$1.28	0.07	0.00	0.00	$1.35
Diluted	$1.26	0.07	0.08	$1.40	$1.27	0.07	0.00	0.00	$1.34

* The reconciliation of Net income per share from GAAP to Non-GAAP may not foot since each is calculated independently.

The Company discloses non-GAAP Earnings Per Share (EPS) as supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Non-GAAP EPS is not in accordance with, or an alternative to, Net income per share and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NET INCOME TO EBITDA RECONCILIATION
THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of EBITDA to net income, the most directly comparable GAAP financial measure.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2013	2012	2013	2012

Net income	$35,967	$31,188	$58,738	$59,727
Plus:
Interest and other expense, net	4,817	(809)	9,533	(90)
Income tax expense	11,823	9,648	17,323	18,000
Depreciation and amortization	9,454	5,274	18,248	10,180
Reconciliation of GAAP to Non-GAAP financial measures:
Share-based compensation	2,335	2,161	4,683	4,524
Exit costs	1,983	—	6,077	149
EBITDA	$66,379	$47,462	$114,602	$92,490

EBITDA as calculated above represents earnings before interest and other expense, net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Non-GAAP financial measures, including (1) share-based compensation expense and the associated payroll taxes and (2) certain acquisition and related exit costs.  We disclose EBITDA as a supplemental non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of EBITDA provides useful information to investors.

EBITDA is not in accordance with, or an alternative to, Net income, and may be different from non-GAAP measures used by other companies. In addition, EBITDA is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the company’s results of operations determined in accordance with GAAP.

j2 GLOBAL, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2013
Net cash provided by operating activities	$40,048	$68,973			$109,021
Less: Purchases of property and equipment	(1,933)	(4,056)			(5,989)
Add: Excess tax benefit from share-based compensation	280	1,301			1,581
Free cash flows	$38,395	$66,218	$—	$—	$104,613

2012
Net cash provided by operating activities	$38,942	$46,382	$38,193	$46,394	$169,911
Less: Purchases of property and equipment	(1,159)	(1,631)	(956)	(1,159)	(4,905)
Add: Excess tax benefit (deficit) from share-based compensation	286	821	(91)	(55)	961
Free cash flows	$38,069	$45,572	$37,146	$45,180	$165,967

The Company discloses non-GAAP Free Cash Flows as supplemental non-GAAP financial performance measure, as it believes it is a useful metrics by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company's performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free Cash Flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP.